Exhibit 10.4

PARTIAL UNWIND AGREEMENT

with respect to the Base Call Option Transaction Confirmation, dated March 5, 2015 and the Base Warrant Confirmation, dated March 5, 2015

between InterDigital, Inc. and [Dealer]

THIS PARTIAL UNWIND AGREEMENT (this “Agreement”) with respect to the Base Call Option Transaction Confirmation (as defined below) and the Base Warrant Confirmation (as defined below) is made as of May 29, 2019 between InterDigital, Inc. (the “Company”) and [                    ] (“Dealer”).

WHEREAS, the Company and Dealer entered into a Base Call Option Transaction confirmation dated as of March 5, 2015 (the “Call Option Transaction Confirmation”), relating to the Company’s 1.50% Convertible Senior Notes due 2020 (the “Convertible Notes”);

WHEREAS, the Company and Dealer entered into (i) a Base Warrants confirmation, dated as of March 5, 2015 (the “Warrant Confirmation”), pursuant to which the Company issued to Dealer warrants to purchase shares of common stock of the Company and (ii) an Additional Warrants confirmation, dated as of March 9, 2015 (the “Additional Warrant Confirmation”), pursuant to which the Company issued to Dealer additional warrants to purchase shares of common stock of the Company;

WHEREAS, in connection with a repurchase by the Company of $[        ] aggregate principal amount of Convertible Notes, the Company has requested, and Dealer has agreed, to terminate the Call Option Transaction Confirmation with respect to [                    ] Options (the “Unwind Options”) underlying the Call Option Transaction Confirmation;

WHEREAS, Dealer has requested, and the Company has agreed, to unwind the Warrant Confirmation with respect to [                    ] Warrants (the “Unwind Warrants”) underlying the Warrant Confirmation;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Call Option Transaction Confirmation or the Warrant Confirmation, as applicable.

2.    Partial Call Option Unwind. On the Payment Date (as defined below), the Number of Options in the Call Option Transaction Confirmation shall be reduced by the number of Unwind Options, from [                    ] to [                    ].

3.    Partial Warrant Unwind. On the Payment Date, the Number of Warrants in the Warrant Confirmation shall be reduced by the number of Unwind Warrants, and the Number of Warrants for the respective Components specified in Schedule B of the Warrant Confirmation shall be deleted and replaced with the Number of Warrants for the respective Components specified in Annex A hereto.

4.    Procedures for Partial Unwind. Pursuant to the terms of this Agreement, on the Hedge Unwind Date (as defined below) Dealer (or an affiliate of Dealer), for the account of Dealer, shall unwind a portion of its hedge of the Options underlying the Call Option Transaction Confirmation and the Warrants underlying the Warrant Confirmation. “Hedge Unwind Date” means May 29, 2019.

5.    Payments. On June 3, 2019, (the “Payment Date”), Dealer shall pay to the Company in immediately available funds, cash in an amount equal to the Unwind Price (as defined in Annex C hereto).

6.    Confirmation of Additional Warrants. With respect to the Additional Warrant Confirmation, and for clarity, the parties agree and acknowledge that the Number of Warrants for the respective Components of the Additional Warrant Confirmation shall be as specified in Annex B hereto, such Number of Warrants being the number as set forth in the original Additional Warrant Confirmation as adjusted to the date hereof pursuant to the terms of the Additional Warrant Confirmation.

7.    Representations and Warranties of the Company. The Company represents and warrants to Dealer on the date hereof that:

(a) the Company has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to the Company, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by the Company with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) the Company’s obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e) the Company is not in possession of any material nonpublic information regarding the Company or its common stock;

(f) the Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million; and

(g) the Company is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act.

8.    Representations and Warranties of Dealer. Dealer represents and warrants to the Company on the date hereof that:

(a) Dealer has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to Dealer, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by Dealer with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) Dealer’s obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

9.    Account for Payment to the Company:

To be advised.

10.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

11.    No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Call Option Transaction Confirmation and the Warrant Confirmation shall remain in full force and effect and are hereby confirmed in all respects.

12.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

13.    No Reliance, etc. The Company hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

14.    Acknowledgments and Agreements. The Company acknowledges and agrees that (i) the Company does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of the Shares by Dealer (or its agent or affiliate) in connection with this Agreement and (ii) the Company is entering into this Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended. For the avoidance of doubt, the Company agrees that Section 13.2 of the Equity Definitions remains applicable with respect to any Hedge Positions and Hedging Activities of Dealer in respect of the Transactions subject to the Call Option Transaction Confirmation and the Warrant Confirmation and the transactions contemplated by this Agreement.

15.    Unwind Options and Unwind Warrants. Except for the payment pursuant to this Agreement, the parties agree that no payments or deliveries shall become due or payable and no exercises shall occur, with respect to the Unwind Options and Unwind Warrants.

16.    Effectiveness. In the event the sale of the Company’s 2.00% Convertible Senior Notes due 2024 is not consummated with the initial purchasers thereof on June 3, 2019 (such date, or such later date as agreed upon by the parties “Early Termination Date”), this Agreement shall automatically terminate (the “Early Termination”) on the Early Termination Date and (i) this Agreement and all of the respective rights and obligations of Dealer and Company under this Agreement shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with this Agreement either prior to or after the Early Termination Date. Each of Dealer and Company represents and acknowledges to the other that, upon an Early Termination, all obligations with respect to this Agreement shall be deemed fully and finally discharged, and all of the terms and conditions of the Call Option Transaction Confirmation and the Warrant Confirmation as in effect prior to execution of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this AGREEMENT the day and the year first above written.

INTERDIGITAL, INC.

By:
Authorized Signatory Title:

[DEALER]

By:
Authorized Signatory
Title:

[Signature Page to [Dealer Name] Unwind Agreement]

Annex A – Base Warrant Confirmation

[Insert updated Number of Warrants for each Component]

Annex B – Additional Warrant Confirmation

[Insert updated Number of Warrants for each Component]

Annex C

Unwind Price: $[        ]